INITIAL GRANT

                             EVENFLO OWNERSHIP PLAN

                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

            THIS AGREEMENT, dated as of March __, 2000, is made by and between Evenflo Company, Inc., a Delaware corporation (the "Company"), and _____________________, an employee of the Company or a Subsidiary (as defined below) or Affiliate (as defined below) of the Company ("Optionee").

            WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its Common Stock, par value $1.00 per share (the "Common Stock");

            WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

            WHEREAS, the Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Options (as hereinafter defined) provided for herein to the Optionee as an incentive for increased efforts during his term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to issue said Options;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

Section 1.1 - Affiliate

            "Affiliate" shall mean, with respect to the Company, any corporation directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board of Directors of the Company in which the Company or an Affiliate has an interest.


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Section 1.2 - Cause

            "Cause" shall mean (i) the Optionee's willful and continued failure to perform Optionee's duties with respect to the Company or its subsidiaries after a written demand for substantial performance is delivered to Optionee by the Company or (ii) misconduct by Optionee involving (x) dishonesty or breach of trust in connection with Optionee's employment which is reasonably likely to be injurious to the Company or (y) conduct which would be a reasonable basis for an indictment of Optionee for a felony or for a misdemeanor involving moral turpitude.

Section 1.3 - Change of Control

      A "Change of Control" means (i) a sale of all or substantially all of the assets of the Company to a Person or Group who is not an Affiliate of Kohlberg Kravis Roberts & Co., L.P. ("KKR"), (ii) a sale by KKR or any of its Affiliates resulting in (A) more than 50% of the voting stock of the Company being held by a Person or Group that does not include KKR or any of its Affiliates and (B) more than 50% of the seats on the Board of Directors of the Company being controlled by or being designees of a party or parties other than KKR or any of its Affiliates, or (iii) a merger or consolidation of the Company into another Person which is not an Affiliate of KKR.

Section 1.4 - Code

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5 - Committee

            "Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

Section 1.6 - Grant Date

            "Grant Date" shall mean the date on which the Options provided for in this Agreement were granted.

Section 1.7 - Group

            "Group" means two or more Persons acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

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Section 1.8 - Management Stockholder's Agreement

            "Management Stockholder's Agreement" shall mean the Management Stockholder's Agreement dated as of the date hereof between the Optionee and the Company.

Section 1.9 - Options

            "Options" shall mean the non-qualified options to purchase Common Stock granted under this Agreement.

Section 1.10 - Permanent Disability

            The Optionee shall be deemed to have a "Permanent Disability" if the Optionee is unable to engage in the activities required by the Optionee's job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, or if the majority of the Board of Directors of the Company shall, in good faith, determine the Optionee is permanently disabled.

Section 1.11 - Person

            "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.12 - Plan

            "Plan" shall mean the Evenflo Ownership Plan.

Section 1.13 - Pronouns

            The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.14 - Reorganization Date

            "Reorganization Date" shall mean August 20, 1998.

Section 1.15 - Retirement

            "Retirement" shall mean (i) retirement at age 65 or over after having been employed by the Company or any subsidiary for at least five years after the Grant Date or (ii) retirement at age 55 or over if such Optionee has been employed with the Company and/or a

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Subsidiary for a minimum of 15 years and after having been employed by the
Company and/or any Subsidiary for at least five years after the Grant Date.

Section 1.16 - Secretary

            "Secretary" shall mean the Secretary of the Company.

Section 1.17 - Subsidiary

            "Subsidiary" shall mean any company in an unbroken chain of companies beginning with the Company if each of the companies, or group of commonly controlled companies (other than the last company in the unbroken chain), then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

                                   ARTICLE II

                                GRANT OF OPTIONS

Section 2.1 - Grant of Options

            For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate of the number of shares set forth with respect to each such Option on the signature page hereof of its Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Exercise Price

            Subject to Section 2.4, the exercise price of the shares of stock covered by the Options shall be $5.00 per share without commission or other charge.

Section 2.3 - Consideration to the Company

            In consideration of the granting of these Options by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary or Affiliate, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without cause.

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Section 2.4 - Adjustments to Options Pursuant to Merger, Consolidation, etc.

            Subject to Section 9 of the Plan, in the event that the outstanding shares of the stock subject to an Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares and/or the amount of consideration as to which or for which, as the case may be, such Option, or portions thereof then unexercised, shall be exercisable. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

            (a) Options shall become exercisable as follows:

                                            Percentage of Option
Date Option                                 Shares Granted As to Which
Becomes Exercisable                         Option Is Exercisable
-------------------                         ---------------------

After the first anniversary
  of the Reorganization Date                          20%

After the second anniversary
  of the Reorganization Date                          40%

After the third anniversary
  of the Reorganization Date                          60%

After the fourth anniversary
  of the Reorganization Date                          80%

After the fifth anniversary
  of the Reorganization Date                          100%

            Notwithstanding the foregoing, the Option shall become immediately exercisable as to 100% of the shares of Common Stock subject to such Option immediately prior to a Change of Control (but only to the extent such Option has not otherwise terminated or become exercisable).

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            (b) Notwithstanding the foregoing, no Option shall become
exercisable as to any additional shares of Common Stock following the termination of employment of the Optionee for any reason other than a termination of employment because of death, Permanent Disability or Retirement of the Optionee and any Option (other than as provided in the next succeeding sentence) which is not exercisable as of the Optionee's termination of employment shall be immediately cancelled. In the event of a termination of employment because of such death, Permanent Disability or Retirement, the Options shall immediately become exercisable as to all shares of Common Stock subject thereto.

Section 3.2 - Expiration of Options

            Except as otherwise provided in Section 5 or 6 of the Management Stockholder's Agreement, the Options may not be exercised to any extent by the Optionee after the first to occur of the following events:

            (a) The tenth anniversary of the Grant Date; or

            (b) The first anniversary of the date of the Optionee's termination of employment by reason of death, Permanent Disability or Retirement; or

            (c) The first business day which is fifteen calendar days after the earlier of (i) 75 days after termination of employment of the Optionee for any reason other than for death, Permanent Disability or Retirement (except as to the extent described in clause (e) below) or (ii) the delivery of notice by the Company that it does not intend to exercise its call right under Section 6 of the Management Stockholder's Agreement; provided, however, that in any event the Options shall remain exercisable under this subsection 3.2(c) until at least 45 days after termination of employment of the Optionee for any reason other than for death, Permanent Disability or Retirement; or

            (d) The date the Option is terminated pursuant to Section 5, 6 or 8(b) of the Management Stockholder's Agreement;

            (e) The date of an Optionee's termination of employment by the Company for Cause; or

            (f) If the Committee so determines pursuant to Section 9 of the Plan, the effective date of either the merger or consolidation of the Company into another Person, or the exchange or acquisition by another Person of all or substantially all of the Company's assets or 80% or more of its then outstanding voting stock, or the recapitalization, reclassification, liquidation or dissolution of the Company. At least ten
      (10) days prior to the effective date of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, the Committee shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.2.

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                                   ARTICLE IV

                               EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

            Except as otherwise provided in the Management Stockholder's Agreement, during the lifetime of the Optionee, only he may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under
Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

            Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3 - Manner of Exercise

            An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

            (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

            (b) Full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised;

            (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and

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      agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

            (d) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

            (e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4 - Conditions to Issuance of Stock Certificates

            The shares of stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

            (a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or desirable; and

            (b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Stockholder

            The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder.

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                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.1 - Administration

            The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2 - Options Not Transferable

            Except as provided in the Management Stockholder's Agreement, neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers made solely for estate planning purposes or by will or by the applicable laws of descent and distribution.

Section 5.3 - Shares to Be Reserved

            The Company shall at all times during the term of the Options reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 - Notices

            Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall have been deemed duly

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given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 - Titles

            Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - Applicability of Plan and Management Stockholder's Agreement

            The Options and the shares of Common Stock issued to the Optionee upon exercise of the Options shall be subject to all of the terms and provisions of the Plan and the Management Stockholder's Agreement, to the extent applicable to the Options and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholder's Agreement, the terms of the Management Stockholder's Agreement shall control.

Section 5.7 - Amendment

            This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 5.8 - Governing Law

            The laws of the State of Delaware (or if the Company reincorporates in another state, the laws of that state) shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 5.9 - Jurisdiction

            Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or New York, as the Company may elect in its sole discretion, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient

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forum. No suit, action or proceeding against the Company with respect to this
Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or New York, and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

Section 5.10 - Counterparts

            This Agreement may be signed in two or more counterparts, each of which will be deemed an original.

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            IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                       EVENFLO COMPANY, INC.


                                       By_______________________________________
                                       Name:
                                       Title:


                                       Aggregate number of shares of Common
                                       Stock subject to the Option granted
__________________________________     hereunder subject to (100% of total
        Optionee Name (Print)          number of shares):

                                       ________________


__________________________________
         Optionee Signature


__________________________________


__________________________________
         Optionee's Address


Optionee's Taxpayer
Identification Number:


________________________